UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ZIOPHARM Oncology, Inc.

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ZIOPHARM ONCOLOGY, INC.

One First Avenue, Parris Building 34, Navy Yard Plaza, Third Floor

Boston, Massachusetts 02129

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 18, 2018

This proxy statement supplement (this “Supplement”), dated August 29, 2018, supplements the definitive proxy statement (the “Proxy Statement”) filed by Ziopharm Oncology, Inc. (referred to herein as the “Company,” “Ziopharm,” “we,” “us,” or “our” as the context requires) with the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2018, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2018 Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern time on Tuesday, September 18, 2018, at the offices of Cooley LLP located at 1114 Avenue of the Americas, 46th Floor, New York, New York 10036 (the “Annual Meeting”). The purpose of this Supplement is to provide clarifying information with respect to Proposal 4 contained in the Proxy Statement as it relates to the recent repeal of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Explanatory Note

This Supplement is being filed with the SEC and is being made available to our stockholders on or about August 29, 2018. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record as of the close of business on July 23, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.

Supplement to Proposal 4

Proposal 4 relates to the approval of an amendment and restatement of our 2012 Equity Incentive Plan (the “2012 Equity Plan”). Our description of the 2012 Equity Plan in Proposal 4 of the Proxy Statement makes reference to the following specified limitations for awards we may make under the terms of the 2012 Equity Plan:

“Annual Award Limits

Under the 2012 Equity Plan, a maximum of 2,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $2,000,000 in the case of performance cash awards.”

The 2012 Equity Plan itself, which is attached to the Proxy Statement as Appendix A, makes reference to a 2,000,000-share limitation to the extent required by Section 162(m) of the Code. Section 162(m) of the Code limits the annual tax deductibility to the Company of compensation paid to covered executive officers to $1,000,000. Historically, there had been an exception to this annual $1,000,000 tax deduction limit for qualifying performance-based compensation, which may include stock options and stock appreciation rights, or SARs, granted pursuant to a plan with a shareholder approved individual participant award limit, such as the 2,000,000 share limit contained in the 2012 Equity Plan. However, as a result of the Tax Cuts and Jobs Act, effective January 1, 2018, this exception has been eliminated for taxable years beginning after December 31, 2017 (other than with respect to certain compensation payable under a written binding contract that was in effect on November 2, 2017). As a result, Section 162(m) of the Code no longer operates as a limit to grants that may be made under the 2012 Equity Plan after November 2, 2017, unless made under a written binding contract that was in effect on or prior to such date.

Additionally, the final sentence of Section 3(d)(i) of the 2012 Equity Plan provides that notwithstanding the 2,000,000-share limit, additional stock options or SARs may be granted by the Company but such awards will not qualify as tax deductible “performance-based compensation” under Section 162(m) of the Code. As such, the terms of the 2012 Equity Plan have always permitted the Company to grant any individual participant more than 2,000,000 stock options and SARs during any calendar year.

For these reasons, we would like to clarify that none of the annual participant award limitations described in the Proposal 4 of the Proxy Statement and noted above continue to apply to the 2012 Equity Plan partially because application of these limitations was generally contingent on the potential availability of the performance-based compensation exception to Section 162(m) of the Code. Thus, we may make awards in the future under the 2012 Equity Plan that would not be restricted by this 2,000,000-share annual award limitation for stock options, SARs or performance stock awards, and we also may make performance cash awards in the future under the 2012 Equity Plan that are not restricted by the $2,000,000 annual performance cash award limitation. Further, as noted above, the terms of the 2012 Equity Plan have always permitted the Company to grant any individual participant more than 2,000,000 stock options and SARs during any calendar year.

We also included a summary of the U.S. federal income tax consequences of the 2012 Equity Plan under the heading “U.S. Federal Income Tax Consequences” in our description of Proposal 4. We included the following disclosure:

“The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain performance-based compensation arrangements already in place as of November 2, 2017. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exception from the deduction limit, no assurance can be given that any awards that were previously granted under the 2012 Equity Plan, or that may be granted under the 2012 Equity Plan, that may be or have been intended to satisfy the requirements for the “performance-based compensation” exception under Section 162(m) of the Code will, in fact, be exempt. Further, the Plan Administrator reserves the right to modify 2012 Equity Plan awards that were initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.”

We would like to update our prior summary of the U.S. federal income tax consequences to add that on August 21, 2018, the Internal Revenue Service, or the IRS, issued Notice 2018-68 providing its initial guidance on the impact of the amendments to Section 162(m) resulting from the Tax Cuts and Jobs Act. Notice 2018-68 provides initial IRS guidance on the rules for identifying covered executives subject to the Section 162(m) deduction limitation and the operation of the transition relief and grandfathering rules. The guidance in Notice 2018-68 provides that covered executives may include individuals who are not employed at the end of the taxable year and may also include individuals whose compensation is not required to be disclosed under SEC rules. The Company has determined that pursuant to the guidance in Notice 2018-68, any future awards granted under the 2012 Equity Plan will not be eligible for grandfathering from the rules changes to the extent such new awards are granted at the Company’s discretion and not required to be granted pursuant to the terms of a written binding contract that was in place on November 2, 2017. As such, the annual $1,000,000 corporate tax deduction limit will apply to any discretionary awards that may be granted in the future under the 2012 Equity Plan to Section 162(m) covered executives as well as any such discretionary awards that were granted by the Company after November 2, 2017. The Company is continuing to evaluate the impact of the amendments to Section 162(m) on the 2012 Equity Plan awards that were granted on or before November 2, 2017. Notice 2018-68 further provides the IRS intends to issue final regulations on these rules that will apply with respect to taxable years ending on or after September 10, 2018, and that any changes in the final regulations from those set forth in Notice 2018-68 will only be applied prospectively.

We will continue to analyze the impact of the Tax Cuts and Jobs Act on the Company and the 2012 Equity Plan as additional guidance and rules are provided by the IRS. If as part of this continuing analysis we determine that the 2012 Equity Plan must be amended in a manner requiring stockholder approval as a result of the impact of the Tax Cuts and Jobs Act, we will submit the amendment to our stockholders for approval at the appropriate time.

Voting

Our stockholders should note the following:

•	We will not make available or distribute, and our stockholders do not need to sign, new proxy cards or submit new voting instructions.

•	Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect, and will be voted as directed.

•

If a stockholder has already submitted a proxy card or voting instructions, such stockholder does not need to resubmit its proxy card or voting instructions with different directions, unless such stockholder wishes to change any previously cast votes. Each stockholder may revoke or change his, her or its vote at any time before the applicable proxy has been exercised by filing a written notice of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, Third Floor, Boston, Massachusetts 02129 , by submitting another timely, later-dated vote by telephone or Internet or by giving notice of revocation to us in-person at the Annual Meeting. The powers of the proxy holder(s) will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

•	We have the right and ability to submit or amend the content of our proposals at any time prior to the Annual Meeting.

Each stockholder’s vote regarding the proposals is important. We ask that our stockholders vote on the proposals described in the Proxy Statement. Copies of the Proxy Statement and this Supplement are available on our website www.ziopharm.com, under “Investors – SEC Filings,” and written copies are available to stockholders upon written request to Ziopharm Oncology, Inc., One First Avenue, Parris Building 34, Navy Yard Plaza, Third Floor, Boston, Massachusetts 02129, Attention: Legal Affairs Department or by calling us at (617) 259-1970.